                                                                     EXHIBIT 5.1



                                                                   April 3, 1998



The Board of Directors


Extendicare Health Services Inc.


105 West Michigan Street


Milwaukee, Wisconsin 52303



Ladies and Gentlemen:



     We have acted as special Delaware counsel to Extendicare Health Services Inc., a Delaware corporation (the "Company"), and each of the wholly-owned subsidiaries set forth in Schedule A hereto (the "Subsidiary Guarantors"), in connection with the public offering by the Company of US$200,000,000 aggregate principal amount of its 9.35% Senior Subordinated Notes due December 15, 2007 (the "Exchange Notes"), which will be guaranteed, on a senior subordinated basis pursuant to the guarantees (the "Guarantees") by the Subsidiary Guarantors. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued an outstanding 9.35% Senior Subordinated Notes due December 15, 2007 of the Company (the "Outstanding Notes") under an Indenture, dated as of December 2, 1997 (the "Indenture"), between the Company, the Subsidiary Guarantors and Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"), as contemplated by the Registration Rights Agreement dated December 2, 1997 (the "Registration Rights Agreement") by and among the Company, the Subsidiary Guarantors and Nationsbanc Montgomery Securities, Inc., Bear Stearns & Co. Inc. and Smith Barney Inc.



     This opinion is being furnished in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").



     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-43549) as filed with the Securities and Exchange Commission (the "Commission") on December 31, 1997 under the Act, Amendment No. 1 to the Registration Statement as filed with the Commission on February 23, 1998 and Amendment No. 2 to the Registration Statement as filed with the Commission on April 3, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (v) the form of Exchange Note, including the form of Guarantee. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In rendering the opinions set forth below, we do not express any opinion as to the applicability or effect of any fraudulent transfer or similar law (i) on the issuance of the Exchange Notes and the Guarantees under the Indenture; (ii) on the related transactions contemplated thereby, or (iii) on the enforceability of any of the Indenture, the Exchange Notes or the Guarantees.



     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that all parties executing such documents had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents (except for the execution and delivery of the Indenture, the Exchange Notes and the Guarantees by the Company and the Subsidiary Guarantors, as applicable, insofar as execution and delivery are matters governed by New York Law) and the validity, binding effect and enforceability thereof (except, insofar as the Company and the Subsidiary Guarantors are concerned, for the Indenture, the Exchange Notes and the Guarantors, in each case to the extent specifically addressed and subject to the qualifications stated herein). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company, the Subsidiary Guarantors and others.



     We have also assumed that the issuance and sale of the Exchange Notes by the Company and the issuance of the Guarantees by the Subsidiary Guarantors and the execution and delivery of the Indenture, the Notes and the Guarantees and the performance of the respective obligations of the Company and of the Subsidiary Guarantors thereunder, and the consummation of the transactions contemplated thereby, do not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture instrument or other agreement to which the Company or the Subsidiary Guarantors is subject, (ii) any rule, law or regulation to which the Company or the Subsidiary Guarantors is subject, (iii) any judicial or administrative order or decree of any governmental authority to which the Company or the Subsidiary Guarantors is subject, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.



     Members of our firm are admitted to the bar in the State of New York and Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.



     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (ii) the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Outstanding Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and Guarantees will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms, except to the extent that the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).



     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the captions "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                          Very truly yours,



                                          /s/ SKADDEN, ARPS, SLATE, MEAGHER &
                                          FLOM LLP


                                           Skadden, Arps, Slate, Meagher & Flom
                                                           LLP

                                   SCHEDULE A



Adult Services Unlimited, Inc.


Alternacare Plus Enterprises, Inc.


Arbor Health Care Company


Arbors East, Inc.


Arbors at Ft. Wayne, Inc.


Arbors at Toledo, Inc.


Bay Geriatric Pharmacy, Inc.


Coventry Care, Inc.


Edgewood Nursing Center, Inc.


Elder Crest, Inc.


Extendicare Great Trail, Inc.


Extendicare Health Facilities, Inc.


Extendicare Health Facility Holdings, Inc.


Extendicare Homes, Inc.


Extendicare of Indiana, Inc.


Fir Lane Terrace Convalescent Center, Inc.


Haven Crest, Inc.


Health Poconos, Inc.


Home Care Pharmacy, Inc. of Florida


Marshall Properties, Inc.


Meadow Crest, Inc.


Northern Health Facilities, Inc.


Oak Hill Home of Rest and Care, Inc.


Q.D. Pharmacy, Inc.


Poly-Stat Computer Applications, Inc.


Poly-Stat Supply Corporation


The Druggist, Inc.


The Progressive Step Corporation


United Professional Companies, Inc.


United Professional Services, Inc.


United Rehabilitation Services, Inc.